Exhibit 99.2

                                  UROCOR, INC.

                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                   MAY 5, 1997

      1. PURPOSE.

      This 1997 Non-Employee Director Stock Option Plan (this "Plan") of UroCor, Inc., a Delaware corporation (the "Company"), is adopted, subject to stockholder approval, for the benefit of the directors of the Company who at the time of their service are not employees of the Company or any of its subsidiaries ("Non-Employee Directors"), and is intended to advance the interests of the Company by providing the Non-Employee Directors with additional incentive to serve the Company by increasing their proprietary interest in the success of the Company.


      2. ADMINISTRATION.

      This Plan shall be administered by a committee to be appointed by the Board of Directors of the Company (the "Committee"), which Committee shall consist of not less than two members of the Board of Directors and shall be comprised solely of members of the Board of Directors who qualify as non-employee directors as defined in Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"). For the purposes of this Plan, a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including (without limitation) the exercise of any power or discretion given to him under this Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretation and application of this Plan, or as to options granted hereunder (the "Options"), shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. Notwithstanding the above, the selection of Non-Employee Directors to whom Options are to be granted, the number of shares subject to any Option, the exercise price of any Option and the term of any Option shall be as hereinafter provided and the Committee shall have no discretion as to such matters.


      3. OPTION SHARES.

      The stock subject to the Options and other provisions of this Plan shall be shares of the Company's Common Stock, $.01 par value per share (or such other par value as may be designated by act of the Company's stockholders, the "Common Stock"). The total amount of Common Stock with respect to which Options may be granted shall not exceed 100,000 shares in the aggregate; provided, that the class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of
Section 12 of this Plan. Such shares may be treasury shares or authorized but unissued shares.

      If any outstanding Option for any reason shall expire or terminate by reason of the death of the optionee or the fact that the optionee ceases to be a director, the surrender of any such Option, or any other cause, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under this Plan.


      4. GRANT OF OPTIONS.

            (a)   Directors on the Effective Date of this Plan.

            (i) Subject to the provisions of Section 16 hereof, there shall be granted, immediately following the close of business on the effective date of this Plan, at a per share Option Price equal to the fair market value (as defined in Subsection 4(c) below) of a share of Common Stock on the effective date of this Plan, (A) to each person who was a Non-Employee Director on January 1, 1989, and is a Non-Employee Director on the effective date of this Plan, an Option to purchase 10,000 shares of Common Stock, (B) to each person who was a Non-Employee Director on January 1, 1994, is a Non-Employee Director on the effective date of this Plan and is not eligible to receive an option under clause (A) of this Subsection 4(a)(i), an option to purchase 7,500 shares of Common Stock and (C) to each person who was a Non-Employee Director on January 1, 1995, is a Non-Employee Director on the effective date of this Plan and who is not eligible to receive an option under clauses (A) or (B) of this Subsection 4(a)(i), an option to purchase 5,000 shares of Common Stock.

            (ii) For so long as this Plan is in effect and shares are available for the grant of Options hereunder, on July 1 of each year beginning July 1, 1998, there shall be granted to each person who is a Non-Employee Director on the effective date of this Plan and on such July 1 an Option to purchase 5,000 shares of Common Stock at a per share Option Price equal to the fair market value of a share of the Company's Common Stock on such date (such number of shares being subject to the adjustments provided in Section 12 of this Plan).

      (b)   Directors Elected after the Effective Date of this Plan.

            (i) Subject to the provisions of Section 16, for so long as this Plan is in effect and shares are available for the grant of Options hereunder, each person who shall become a Non-Employee Director after the effective date of this Plan shall be granted, on the date of his election, whether by the Stockholders or the Board of Directors in accordance with applicable law, an Option to purchase 10,000 shares of Common Stock at a per share Option Price equal to the fair market value of a share of Common Stock on such date (such number of shares being subject to the adjustments provided in Section 12 of this Plan).

            (ii) For so long as this Plan is in effect and shares are available for the grant of Options hereunder, on July 1 of each year beginning July 1, 1998, there shall be granted to each person who shall become a Non-Employee Director after the effective date of this Plan and is a Non-Employee Director on such July 1 an Option to purchase 5,000 shares of Common Stock at a per share Option Price equal to the fair market value of a share of Common Stock on such date (such number of shares being subject to the adjustments provided in Section 12 of this Plan).

            (c) Fair Market Value. For purposes of this Section 4, the "fair market value" of a share of Common Stock as of any particular date shall mean (i) if the Common Stock is listed or admitted to trading on any securities exchange or on The National Association of Securities Dealers (the "NASD") Automated Quotation System ("Nasdaq") Stock Market's National Market, the closing price on such day on the principal securities exchange or on The Nasdaq Stock Market's National Market on which the Common Stock is traded or quoted, or if such day is not a trading day for such securities exchange or The Nasdaq Stock Market's National Market, the closing price on the first preceding day that was a trading day, (ii) if the Common Stock is not then listed or admitted to trading on any securities exchange or on The Nasdaq Stock Market's National Market, the closing bid price on such day as reported by the NASD, or if no such price is reported by the NASD for such day, the closing bid price as reported by the NASD on the first preceding day for which such price is available, and
      (iii) if the Common Stock is not then listed or admitted to trading on any securities exchange or on The Nasdaq Stock Market's National Market and no such closing bid price is reported by the NASD, as determined by another reputable quotation source selected by the Committee in good faith.


      5. DURATION OF OPTIONS.

      Each Option granted under this Plan shall be exercisable for a term of nine years from the date such Option first becomes exercisable pursuant to
Section 6 hereof, subject to earlier termination as provided in Section 9 of this Plan.


      6. AMOUNT EXERCISABLE.

      Each Option granted under this Plan may be exercised in whole or in part at any time commencing one year after the grant thereof.


      7. EXERCISE OF OPTIONS.

      An optionee may exercise his Option by delivering to the Company a written notice stating (a) that such optionee wishes to exercise such Option on the date such notice is so delivered, (b) the number of shares of stock with respect to which such Option is to be exercised and (c) the address to which the certificate representing such shares of stock should be mailed. To be effective, such written notice shall be accompanied by payment of the Option Price of each of such shares of stock. Each such payment shall be made by cash, cashier's check or bank draft drawn on a national banking association or postal or express money order, payable to the order of the Company in United States dollars.

      As promptly as practicable after the receipt by the Company of (a) such written notice from the optionee and (b) payment, in the form required by the foregoing provisions of this Section 7, of the Option Price of the shares of stock with respect to which such Option is to be exercised, a certificate representing the number of shares of stock with respect to which such Option has been so exercised registered in the name of such optionee, shall be delivered to such optionee, provided that such delivery shall be considered to have been made when such certificate shall have been mailed, postage prepaid, to such optionee at the address specified for such purpose in such written notice from the optionee to the Company.


      8. TRANSFERABILITY OF OPTIONS.

      Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution.


      9. TERMINATION.

      Except as may be otherwise expressly provided in this Plan, each Option, to the extent it shall not have been exercised previously, shall terminate on the earlier of the following:

            (a) At 5:00 p.m., Oklahoma City time, on the last day of the 60-day period commencing on the date on which the optionee ceases to be a member of the Company's Board of Directors, for any reason other than the death or permanent disability of the optionee, during which period the optionee shall be entitled to exercise all Options held by the optionee on the date on which the optionee ceased to be a member of the Company's Board of Directors which could have been exercised on such date;

            (b) On the last day of the one-year period commencing on the date of the optionee's death while serving as a member of the Company's Board of Directors, during which period the executor or administrator of the optionee's estate or the person or persons to whom the optionee's Option shall have been transferred by will or the laws of descent or distribution, shall be entitled to exercise all Options in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised such Options on the date of his death; or

            (c)   Ten years after the date of grant of such Option.


      10. REQUIREMENTS OF LAW.

      The Company shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute a violation by the optionee or the Company of any provisions of any law or regulation of any governmental authority. Each Option granted under this Plan shall be subject to the requirements that, if at any time the Board of Directors of the Company or the Committee shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Any determination in this connection by the Committee shall be final, binding and conclusive. If the shares issuable on exercise of an Option are not registered under the Securities Act of 1933, as amended (the "Securities Act"), the Company may imprint on the certificate for such shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act:

      THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.


The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act (as now in effect or as hereafter amended) and, if any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.


      11. NO RIGHTS AS STOCKHOLDER.

      No optionee shall have rights as a stockholder with respect to shares covered by his Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Section 12 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.


      12. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

      The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then (a) the number, class and per share price of shares of stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class or classes of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under this Plan and the number of shares to be subject to the grants to be made pursuant to Subsections 4(a)(ii), 4(b)(i) and 4(b)(ii) shall be adjusted by substituting for the total number and class of shares of stock then reserved or subject to grant the number and class or classes of shares of stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment, disregarding any fractional shares.

      If the Company merges or consolidates with another corporation, whether or not the Company is a surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under this Plan, or if any "person" (as that term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing greater than 50% of the combined voting power of the Company's then outstanding securities, after the effective date of such merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive, in lieu of shares of Common Stock, the number and class or classes of shares of such stock or other securities or property to which such holder would have been entitled if, immediately prior to such merger, consolidation, liquidation, sale or other disposition, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares as to which such Option may be exercised.

      Except as otherwise expressly provided in this Plan, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.


      13. AMENDMENT OR TERMINATION OF PLAN.

      The Board of Directors may modify, revise or terminate this Plan at any time and from time to time; provided, however, that without the further approval of the holders of at least a majority of the outstanding shares of voting stock, or if the provisions of the corporate charter, bylaws or applicable state law prescribes a greater degree of stockholder approval for this action, without the degree of stockholder approval thus required, the Board of Directors may not (a) materially increase the benefits accruing to participants under this Plan; (b) materially increase the number of shares of Common Stock which may be issued under this Plan; or (c) materially modify the requirements as to eligibility for participation in this Plan, unless, in each such case, the Board of Directors of the Company shall have obtained an opinion of legal counsel to the effect that stockholder approval of the amendment is not required (x) by law, (y) by the rules and regulations of, or any agreement with, the National Association of Securities Dealers, Inc. or (z) to make available to the optionee with respect to any option granted under this Plan, the benefits of Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act, or any similar or successor rule. In addition, the provisions of this Plan may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All Options granted under this Plan shall be subject to the terms and provisions of this Plan and any amendment, modification or revision of this Plan shall be deemed to amend, modify or revise all Options outstanding under this Plan at the time of such amendment, modification or revision. If this Plan is terminated by action of the Board of Directors, all outstanding Options may be terminated.


      14. WRITTEN AGREEMENT.

      Each Option granted hereunder shall be embodied in a written option agreement, which shall be subject to the terms and conditions prescribed above, and shall be signed by the optionee and by the appropriate officer of the Company for and in the name and on behalf of the Company. Such an option agreement shall contain such other provisions as the Committee in its discretion shall deem advisable.


      15. INDEMNIFICATION OF COMMITTEE AND BOARD OF DIRECTORS.

      The Company shall, to the fullest extent permitted by law, indemnify, defend and hold harmless any person who at any time is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in any way relating to or arising out of this Plan or any Option or Options granted hereunder by reason of the fact that such person is or was at any time a director of the Company or a member of the Committee against judgments, fines, penalties, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding. This right of indemnification shall inure to the benefit of the heirs, executors and administrators of each such person and is in addition to all other rights to which such person may be entitled by virtue of the by-laws of the Company or as a matter of law, contract or otherwise.


      16. EFFECTIVE DATE OF PLAN.

      This Plan shall become effective, subject to stockholder approval, on May 5, 1997. This Plan, and all Options granted under this Plan on or after May 5, 1997, and prior to stockholder approval, shall be void and of no further force and effect unless this Plan shall have been approved by the requisite vote of the stockholders entitled to vote at a meeting of the stockholders of the Company called for such purpose prior to May 5, 1998.

      No Option shall be granted pursuant to this Plan on or after May 5, 2007.

                                    AMENDMENT
                                       TO
                                  UROCOR, INC.
                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

      1. Paragraph 3 of the UroCor, Inc. 1997 Non-Employee Director Stock Option Plan is hereby deleted in its entirety and replaced by the following:

            3. OPTION SHARES.

                  The stock subject to the Options and other provisions of the
            Plan shall be shares of the Company's Common Stock, $.01 par value per share (or such other par value as may be designated by act of the Company's stockholder's, the "Common Stock"). The total amount of shares of Common Stock with respect to which Options may be granted shall not exceed 200,000 shares in the aggregate; provided, that the class and aggregate number of shares that may be subject to the options granted hereunder shall be subject to adjustment in accordance with the provisions of Section 12 of this Plan. Such shares may be treasury shares or authorized but unissued shares.

                  If any outstanding Option for any reason shall expire or
            terminate by reason of the death of the Optionee or the fact that the optionee ceases to be a director, the surrender of any such Option, or any other cause, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under this Plan.

            2. Except as expressly amended by this Amendment, the UroCor, Inc. 1997 Non-Employee Director Stock Option Plan shall continue in full force and effect in accordance with its terms.

                                    AMENDMENT
                                       TO
                                  UROCOR, INC.
            1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN, AS AMENDED

                ADOPTED BY THE BOARD OF DIRECTORS APRIL 18, 2000
                                       AND
                        BY THE STOCKHOLDERS JUNE 20, 2000


      1. Section 4 of the UroCor, Inc. 1997 Non-Employee Director Stock Option Plan (the "Plan") hereby is deleted in its entirety and replaced by the following:

            4. GRANT OF OPTIONS.

            (a) Current Directors. Subject to the provision of Section 16, for so long as this Plan is in effect and shares are available for the grant of Options hereunder, on July 1 of each year beginning July 1, 2000, there shall be granted to each person who is a Non-Employee Director on such July 1 an Option to purchase 7,500 shares of Common Stock at a per share Option Price equal to the fair market value of a share of the Company's Common Stock on such date (such number of shares being subject to the adjustments provided in Section 12 of this Plan).

            (b) New Directors. Subject to the provisions of Section 16, for so long as this Plan is in effect and shares are available for the grant of Options hereunder, each person who shall become a Non-Employee Director after the effective date of this Plan shall be granted, on the date of his election, whether by the Stockholders or the Board of Directors in accordance with applicable law, an Option to purchase 10,000 shares of Common Stock at a per share Option Price equal to the fair market value of a share of Common Stock on such date (such number of shares being subject to the adjustments provided in Section 12 of this Plan).

            (c) Chairman of the Board of Directors. Subject to the provision of
      Section 16, for so long as this Plan is in effect and shares are available for the grant of Options hereunder, on July 1 of each year beginning July 1, 2000, there shall be granted to the person, if any, who is both a Non-Employee Director and the Chairman of the Board of Directors on such July 1, an Option to purchase 2,500 shares of Common Stock at a per share Option Price equal to the fair market value of a share of Common Stock on such date (such number of shares being subject to the adjustments provided in Section 12 of this Plan).

            (d) Fair Market Value. For purposes of this Section 4, the "fair market value" of a share of Common Stock as of any particular date shall mean (i) if the Common Stock is listed or admitted to trading on any securities exchange or on The National Association of Securities Dealers (the "NASD") Automated Quotation System ("Nasdaq") Stock Market's National Market, the closing price on such day on the principal securities exchange or on The Nasdaq Stock Market's National Market on which the Common Stock is traded or quoted, or if such day is not a trading day for such securities exchange or The Nasdaq Stock Market's National Market, the closing price on the first preceding day that was a trading day, (ii) if the Common Stock is not then listed or admitted to trading on any securities exchange or on The Nasdaq Stock Market's National Market, the closing bid price on such day as reported by the NASD, or if no such price is reported by the NASD for such day, the closing bid price as reported by the NASD on the first preceding day for which such price is available, and
      (iii) if the Common Stock is not then listed or admitted to trading on any securities exchange or on The Nasdaq Stock Market's National Market and no such closing bid price is reported by the NASD, as determined by another reputable quotation source selected by the Committee in good faith.

      2. The second paragraph of Section 12 of the Plan hereby is deleted in its entirety and replaced by the following:

      If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then (a) the number, class and per share price of shares of stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class or classes of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under this Plan and the number of shares to be subject to the grants to be made pursuant to Section 4 shall be adjusted by substituting for the total number and class of shares of stock then reserved or subject to grant the number and class or classes of shares of stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment, disregarding any fractional shares.

      3. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with its terms.

                                    AMENDMENT
                                       TO
                                  UROCOR, INC.

            1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN, AS AMENDED

      1. Paragraph 3 of the UroCor, Inc. 1997 Non-Employee Director Stock Option Plan, as amended, is hereby deleted in its entirety and replaced by the following:

            3. OPTION SHARES.

                  The stock subject to the Options and other provisions of this
            Plan shall be shares of the Company's Common Stock, $.01 par value per share (or such other par value as may be designated by act of the Company's stockholders, the "Common Stock"). The total amount of Common Stock with respect to which Options may be granted shall not exceed 300,000 shares in the aggregate; provided, that the class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 12 of this Plan. Such shares may be treasury shares or authorized but unissued shares.

                  If an outstanding Option for any reason shall expire or
            terminate by reason of the death of the optionee or the fact that the optionee ceases to be a director, the surrender of any such Option, or any other cause, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under this Plan.

            2. Except as expressly amended by this Amendment, the UroCor, Inc. 1997 Non-Employee Director Stock Option Plan, as amended, shall continue in full force and effect in accordance with its terms.